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                                  ATTACHMENT N(3)

                             PARENT COMPANY GUARANTEE

      This Agreement (hereinafter called the "Guarantee") made this 4th day of December 1997 between FLUOR CORPORATION (hereinafter called "GUARANTOR") of the first part and ALADDIN GAMING LLC (hereinafter called "OWNER"), of the second part,

                               W I T N E S S E T H:

      In consideration of Owner entering into an Agreement for Design/Build Services dated December 4, 1997 for the Aladdin Hotel & Casino (hereinafter called the "AGREEMENT") with GUARANTOR's subsidiary Fluor Daniel, Inc. (hereinafter called "CONTRACTOR"), the GUARANTOR hereby covenants and agrees as follows:

1. GUARANTOR guarantees the performance by CONTRACTOR of all CONTRACTOR's obligations under the AGREEMENT. This Guarantee shall take effect as an absolute, irrevocable and continuing guarantee.

2. If CONTRACTOR fails to perform any of its obligations under the AGREEMENT, or commits any breach thereof, GUARANTOR shall immediately: (i) take such steps as may be necessary to have CONTRACTOR perform all CONTRACTOR's obligations under the AGREEMENT, or remedy any breach thereof; or (ii) take such steps as may be necessary itself, or through a third party other than CONTRACTOR, to perform all of CONTRACTOR's obligations under the AGREEMENT, or to remedy any breach thereof.

3. If GUARANTOR fails at any time to perform any obligations under this Guarantee after written demand having been made by OWNER, OWNER may, wtihout the need to give further notice thereof to GUARANTOR, perform itself, or have any third party perform, any such obligations and GUARANTOR shall indemnify OWNER from and against any and all losses, damages, costs and expenses which may be incurred by OWNER by reason of or in connection with any such failure, including without limitation any and all costs incurred by OWNER in so performing or so having performed, such obligations.

4. GUARANTOR, shall not in any way be released from any of its obligtions arising under this Guarantee by: (i) termination of the AGREEMENT; (ii) alterations to the terms of the AGREEMENT; or (iii) forbearance or forgiveness in respect of any matter or thing concerning the CONTRACTOR on the part of OWNER or CONTRACTOR.

5. The rights and remedies of OWNER arising under this Guarantee shall operate independently of any rights and remedies OWNER may have arising under any other agreement (including without limitation the AGREEMENT) and OWNER shall not be required to proceed first or at all against CONTRACTOR or any other person before enforcing the terms of the Guarantee.

6. The liability of GUARANTOR under this Guarantee shall not be greater than those of CONTRACTOR under the AGREEMENT.

7. This Guarantee shall in all respects be construed and interpreted and shall operate in accordance with the laws of the state governing the AGREEMENT.

      IT WITNESS WHEREOF, the Parties to this Guarantee have caused this Guarantee to be executed by their duly authorized representatives the day and year first above written.

                                             FLUOR CORPORATION


                                             By:  /s/ L. N. Fisher
                                                  ----------------

                                             Name:  L. N. Fisher

                                             Title:  Senior Vice President - Law
                                                      and Secretary